Exhibit 99.2

ENIVEL, INC.
Dba Young Laundry & Dry Cleaning

FINANCIAL STATEMENTS

Year Ended September 30, 2004
and
Ten Months Ended July 31, 2005

INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	1

Statements of Operations	2

Statements of Cash Flows	3

Notes to Financial Statements	4

REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

To the Board of Directors
Enivel, Inc.

We have audited the accompanying statements of operations and cash flows of Enivel, Inc. dba Young Laundry & Dry Cleaning (the "Company"), a wholly-owned subsidiary of U.S. Dry Cleaning Corporation, for the year ended September 30, 2004 and the ten months ended July 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Enivel, Inc. dba Young Laundry & Dry Cleaning for the year ended September 30, 2004 and the ten months ended July 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

On December 30, 2005, the Company’s parent completed a reverse merger with a publicly traded “shell” company.

/s/ SQUAR, MILNER, MIRANDA & WILLIAMSON, LLP

December 30, 2005
Newport Beach, California

ENIVEL, INC.
Dba Young Laundry & Dry Cleaning
STATEMENTS OF OPERATIONS
For the Year Ended September 30, 2004 and the
Ten Months Ended July 31, 2005

	2005	2004

NET SALES	$4,492,368	$5,567,264

COST OF SALES	(2,722,539)	(3,062,714)

GROSS PROFIT	1,769,829	2,504,550

SELLING, GENERAL AND ADMINISTRATIVE	(615,829)	(1,082,709)

OPERATING EXPENSES	(875,124)	(1,152,413)

INCOME FROM OPERATIONS	278,876	269,428

OTHER INCOME (EXPENSE), NET	25,499	(4,642)

INTEREST EXPENSE	(124,024)	(154,062)

NET INCOME	$180,351	$110,724

See accompanying notes to financial statements.

ENIVEL, INC.
Dba Young Laundry & Dry Cleaning
STATEMENTS OF CASH FLOWS
For the Year Ended September 30, 2004 and the
Ten Months Ended July 31, 2005

	2005	2004

CASH FLOWS FROM OPERATING ACTIVITIES Net income	$180,351	$110,724
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	120,470	152,171
Provision for bad debt	(11,561)	3,511
Changes in operating assets and liabilities:
Accounts receivable	(882)	(5,627)
Notes receivable	300	−
Other assets	(50,278)	(8,570)
Accounts payable and accrued liabilities	(494,402)	23,700
Net cash (used in) provided by operating activities	(256,002)	275,909

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of machinery and equipment	(8,181)	(26,854)
Net cash used in investing activities	(8,181)	(26,854)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of notes payable	115,643	66,191
Dividends paid to Steam Press Holdings	(280,000)	−
Principal payments on capital leases	(91,452)	(124,213)
Principal payments on notes payable	(1,450,048)	(119,901)
Due from related party	(18,927)	(5,924)
Due to related parties	1,986,823	(73,971)
Net cash provided by (used in) financing activities	262,039	(257,818)

NET DECREASE IN CASH	(2,144)	(8,763)

CASH - beginning of period	6,622	15,385

CASH - end of period	$4,478	$6,622
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$124,000	$154,000

NON-CASH INVESTING AND FINANCING ACTIVITIES
Property and equipment exchanged for capital leases	$90,300	$173,288

See accompanying notes to financial statements.

ENIVEL, INC.
Dba Young Laundry & Dry Cleaning
NOTES TO FINANCIAL STATEMENTS
For the Year Ended September 30, 2004 and the
Ten Months Ended July 31, 2005

1. ORGANIZATION AND MERGER

Enivel, Inc. (the “Company”) was founded in 1902 and does business as Young Laundry & Dry Cleaning. The Company operates laundry and dry cleaning retail stores in addition to commercial hotel laundry and dry cleaning services for hotel guests and staff. The Company operates in the Honolulu, Hawaii area. The Company is a wholly-owned subsidiary of Steam Press Holdings, Inc. (“Steam Press”), which in turn became a wholly-owned subsidiary of U.S. Dry Cleaning Corporation (“USDC”) on December 30, 2005 in a “public shell” reverse merger transaction.

The Company has one class of authorized stock; common stock, no par value, $1,000 stated value, 5,000 shares authorized, issued and outstanding for the year ended September 30, 2003. There were no equity transactions for the year ended September 30, 2004. For the ten months ended July 31, 2005, the Company paid dividends to Steam Press totaling $280,000.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The summary of significant accounting policies presented below is designed to assist in understanding the Company's financial statements. Such financial statements and accompanying notes are the representations of the Company’s management, who is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America ("GAAP") in all material respects, and have been consistently applied in preparing the accompanying financial statements.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Significant estimates made by management, among others, are the realization of long lived assets and the allowance for doubtful accounts. Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue on retail laundry and dry cleaning services when the services have been provided and the earnings process is complete. Therefore, when an order is complete and ready for the customer to pick-up, the sale and related account receivable are recorded. The Company recognizes revenue on its commercial hotel laundry and dry cleaning services in the same manner. Generally, the Company cleans

ENIVEL, INC.
Dba Young Laundry & Dry Cleaning
NOTES TO FINANCIAL STATEMENTS
For the Year Ended September 30, 2004 and the
Ten Months Ended July 31, 2005

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition (continued)

garments the same day they are dropped off. With respect to retail operations, the customer’s garments serve as collateral for the related receivable. The commercial related receivables generally have no collateral since the Company returns hotel guests’ garments to the hotel and then bills the hotel under the terms of their respective contracts.

Provision for Bad Debts

The Company performs periodic reviews of collectibility and provides a bad debt provision for doubtful accounts receivable as management deems necessary. Management considers historical and industry trends in establishing such allowance. Although the Company expects to collect net amounts due, actual collections may differ from estimated amounts.

Property and Equipment

Depreciation is provided over the estimated useful lives of the assets, which range from three to ten years, using the straight-line method. Depreciation for equipment under capital leases is provided for using the straight-line method over the lease term or the estimated useful life of the underlying asset, whichever is shorter. Leasehold improvements are amortized using the straight-line method over the shorter of the estimated useful life of the improvements or the lease term.

Segments of Business

The Company operates in one segment, that being the laundry and dry cleaning business.

Risks and Uncertainties

The Company operates in an industry that is subject to intense competition and financial, operational, technological, regulatory and other business risks.

ENIVEL, INC.
Dba Young Laundry & Dry Cleaning
NOTES TO FINANCIAL STATEMENTS
For the Year Ended September 30, 2004 and the
Ten Months Ended July 31, 2005

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Earnings per Share

Under SFAS 128, "Earnings per Share," basic loss per common share is computed by dividing income available to common shareholders by the weighted-average number of common shares assumed to be outstanding during the period of computation. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding, using the treasury stock method, if the potential common shares had been issued and if the additional common shares were dilutive. During the year endedSeptember 30, 2004 and the ten months ended July 31, 2005 there were no potential common shares and, therefore, no potentially dilutive common shares.

Income Taxes

The Company files a consolidated income tax return with Steam Press. Income taxes are calculated on a separate return basis using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Advertising

The Company expenses the cost of advertising when incurred. Advertising costs for the year ended September 30, 2004 and the ten months ended July 31, 2005, approximated $69,000 and $46,000, respectively.

3. INTEREST EXPENSE

At July 31, 2005, the Company owed a total of approximately $650,000 and $264,000 under several notes payable and capital leases, respectively. Interest expense for the year ended September 30, 2004 and the ten months ended July 31, 2005 approximated $154,000 and $124,000, respectively.

4. RELATED PARTY MATTERS

The Company had $15,000 and $14,700, of non-interest bearing due on demand receivables from related parties at September 30, 2004 and July 31, 2005, respectively. The Company also had a note payable to an officer of the Company for $104,000 and $87,000 at September 30, 2004 and July 31, 2005, respectively.

ENIVEL, INC.
Dba Young Laundry & Dry Cleaning
NOTES TO FINANCIAL STATEMENTS
For the Year Ended September 30, 2004 and the
Ten Months Ended July 31, 2005
5. INCOME TAXES

The Company had gross deferred tax assets of approximately $1,000,000 at September 30, 2004 and July 31, 2005, primarily related to tax net operating loss carryforwards and depreciation.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences become deductible. Management considers projected future taxable income and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods which the deferred tax assets are deductible, management has established a 100% valuation allowance on net deferred tax assets at September 30, 2004 and July 31, 2005. There was no significant change in the valuation allowance for the year ended September 30, 2004 and the ten months ended July 31, 2005.

The Company had approximately $2,000,000 and $2,100,000 of federal and state tax net operating loss carryforwards (“NOL’s”), respectively, at July 31, 2005, expiring at various dates through 2023.

The Company did not record any current or deferred income tax expense for the year ended September 30, 2004 or the ten months ended July 31, 2005 due to its NOL’s and 100% deferred tax asset valuation allowance. The Company’s deferred income tax assets and liabilities result principally from net operating losses and depreciation.

The provision for income taxes differs from that which would result from applying the federal statutory tax rate to pre-tax income due principally to recording a full valuation allowance.

The utilization of some or all of the Company’s net operating losses could be restricted now or in the future by a significant change in ownership as defined under the provisions of Section 382 of the Internal Revenue Code of 1986, as amended.

6. COMMITMENTS AND CONTINGENCIES

Leases

The Company leases its facilities under a non-cancelable operating lease extending through 2010. The Company also leases certain equipment under capital lease obligations.

ENIVEL, INC.
Dba Young Laundry & Dry Cleaning
NOTES TO FINANCIAL STATEMENTS
For the Year Ended September 30, 2004 and the
Ten Months Ended July 31, 2005

6. COMMITMENTS AND CONTINGENCIES (continued)

Leases (continued)

Rent expense approximated $614,000 and $521,000 for the year ended September 30, 2004 and the ten months ended July 31, 2005, respectively.

Legal Matters

From time to time, the Company may be involved in various claims, lawsuits, or disputes with third parties incidental to the normal operations of the business. The Company is not currently involved in any such litigation.

7. EMPLOYEE BENEFIT PLAN

The Company sponsors a 401(k) plan for all employees with at least one year of service. The Company does not match any employee contributions and made no discretionary contributions for the year ended September 30, 2004 or the ten months ended July 31, 2005.